SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 27, 2003

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Item 9. Regulation FD Disclosure.

On August 27, 2003, FMC Corporation announced the appointments of Ted Butz to Vice President and Group Manager, Specialty Chemicals and Michael Wilson to Vice President and Group Manager, Industrial Chemicals. FMC also announced the retirement of Robert I. Harries, Senior Vice President and General Manager, Industrial Chemicals Group and Shared Services, effective October 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By /s/ W. Kim Foster

W. Kim Foster Senior Vice President and Chief Financial Officer

Date: August 28, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release announcing the executive appointments of Ted Butz and Michael Wilson and the retirement of Robert I. Harries.